Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RPM Dental, Inc.

We hereby consent to this inclusion in this Registration Statement on Form S-1 Amendment No. 2, of our report dated August 17, 2010, of RPM Dental, Inc. relating to the financial statements as of December 31, 2009, and the reference to our firm under the caption “Experts” in the Registration Statement.

 /s/ M&K CPAS, PLLC

 Houston, Texas

December 21, 2010